EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to incorporation by referenced in this Registration Statement on Form S-8 of our report dated March 4, 2025, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of QXO, Inc. for the year ended December 31, 2024 and 2023.

/s/ Marcum LLP

Marcum LLP

Marlton, NJ

April 28, 2025